                                                                    Exhibit 12.1


EXHIBIT 12.1 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     Axiohm Transaction Solutions, Inc.
              Computation of Ratio of Earnings to Fixed charges
                          (dollars in thousands)


SUPPORTS HISTORICAL DATA ON PAGE 41                                   HISTORICAL


                                               Years ended December 31,         Nine months Ended September 30,
                                               ------------------------         -------------------------------
                                            1994         1995         1996             1996          1997
                                            ----         ----         ----             ----          ----
Earnings:
   Income (loss) before income taxes      $ 1,912      $ 3,025     $ 11,210          $ 9,451       $(41,014)
   Add fixed charges (from below)             244        1,889        1,032              946          3,113
                                          -------      -------     --------          -------       --------
Adjusted earnings                         $ 2,156      $ 4,914     $ 12,242          $10,397       $(37,901)
                                          -------      -------     --------          -------       --------
                                          -------      -------     --------          -------       --------

Fixed charges:
   Interest on indebtedness               $   244      $ 1,889     $  1,032          $   946       $  3,077
   Interest factor on lease rentals             -            -            -                -             36
                                          -------      -------     --------          -------       --------
Total fixed charges                       $   244      $ 1,889     $  1,032          $   946       $  3,113
                                          -------      -------     --------          -------       --------
                                          -------      -------     --------          -------       --------

Ratio of earnings to fixed charges           8.8x         2.6x        11.9x            11.0x             (a)
                                          -------      -------     --------          -------       --------
                                          -------      -------     --------          -------       --------


SUPPORTS PRO FORMA DATA ON PAGE 10                                     PRO FORMA



                                                                  Year ended                     Nine months
                                                                 December 31,                ended September 30,
                                                                     1996                            1997
                                                                     ----                            ----
Earnings:
   Loss before income taxes                                        $(13,309)                       $(28,020)
   Add fixed charges (from below)                                    17,313                          14,027
                                                                   --------                        --------
Adjusted earnings (loss)                                           $  4,004                        $(13,993)
                                                                   --------                        --------
                                                                   --------                        --------

Fixed charges:
   Interest on indebtedness                                        $ 17,313                        $ 13,991
   Interest factor on lease rentals                                       -                              36
                                                                   --------                        --------
Total fixed charges                                                $ 17,313                        $ 14,027
                                                                   --------                        --------
                                                                   --------                        --------

Ratio of earnings to fixed charges                                       (a)                             (a)
                                                                   --------                        --------
                                                                   --------                        --------



(a) Adjusted earnings are not sufficient to cover fixed charges. Earnings before fixed charges were insufficient to cover fixed charges by $41,014 for the nine months ended September 30, 1997 on a historical basis, and by $13,309 and $28,020 on a pro forma basis for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.